NOTICE OF GUARANTEED DELIVERY

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of Common Stock of ReSound Corporation and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

           To: American Stock Transfer & Trust Company, as Depositary

          By Mail:               By Facsimile               By Hand/
      40 Wall Street             Transmission:         Overnight Delivery:
        46th Floor          (Eligible Institutions       40 Wall Street
 New York, New York 10005            Only)                 46th Floor
(Attention: Reorganization      (718) 234-5001       New York, New York 10005
       Department)                                  (Attention: Reorganization
                                                           Department)
                            Confirm by Telephone:
                                (718) 921-8200

                            For Information Call:
                                (718) 921-8200

Gentlemen:

     The undersigned hereby tenders to GN Acquisition Company, a California corporation ("Purchaser") and an indirect wholly-owned subsidiary of GN Great Nordic Ltd., upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 14, 1999 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, _______ shares of Common Stock, par value $0.01 per share (including the associated preferred share purchase rights, the "Shares"), of ReSound Corporation, a California corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


Certificate Nos. (if available)                       SIGN HERE

_____________________________________   _______________________________________
                                                     Signature(s)

_____________________________________   _______________________________________
                                                      (Address)

If shares will be tendered by
book-entry transfer:                    _______________________________________
                                               (Name(s)) (Please Print)

Name of Tendering Institution

_____________________________________   _______________________________________
                                                       (Zip Code)


Account No._________________________ at _______________________________________
The Depository Trust Company                 (Area Code and Telephone No.)

                                   GUARANTEE

                    (Not to be used for signature guarantee)

     The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three National Association of Securities Dealers National Market System trading days of the date hereof.


               --------------------------------------------------
                                 (Name of Firm)


               --------------------------------------------------
                             (Authorized Signature)


               --------------------------------------------------
                                     (Name)


               --------------------------------------------------
                                   (Address)


               --------------------------------------------------
                                   (Zip Code)


               --------------------------------------------------
                         (Area Code and Telephone No.)


Dated:__________________, 1999.